Exhibit 10.56

                          FIFTH MODIFICATION AGREEMENT


         THIS AGREEMENT is made as of and effective the 31st day of August, 1995, by and among PNC BANK, NATIONAL ASSOCIATION, a national banking association with offices at 100 South Broad Street, Philadelphia, Pennsylvania 19110 (the "Bank"), and RIGHT MANAGEMENT CONSULTANTS, INC. ("Right Management"), a Pennsylvania corporation, and its wholly-owned subsidiaries RIGHT ASSOCIATES, LIMITED, THE THinc CONSULTING GROUP INTERNATIONAL (U.K.), LTD., RIGHT ASSOCIATES (FRANCE) SNC, RIGHT HUMAN RESOURCES, INC., RIGHT ASSOCIATES, INC., RIGHT ASSOCIATES GOVERNMENT SERVICES, INC., RIGHT ASSOCIATES & CO., RIGHT ACQUISITION CO., RIGHT ASSOCIATES (BELGIUM) INC., LIEBAUT, MAUBRAS & PRIEUR S.A., and RIGHT ASSOCIATES (FRANCE) INC. (collectively, the "Borrowers").

                                   BACKGROUND

         Bank agreed to make available to Borrowers a line of credit in the principal amount of up to $6,000,000 (the "Line of Credit") and certain term loans in the aggregate original face amount of $6,500,000 (together with the Line of Credit, the "Loans") pursuant to an amended and restated revolving credit and term loan agreement dated as of June 30, 1994, as amended as of August 26, 1994, November 16, 1994, March, 1995 and June, 1995 (the "Loan Agreement"). The Line of Credit is evidenced by Borrowers' Restated Revolving Credit Note, restated June 30, 1994, as amended (the "Revolving Note"), and the term loans are evidenced by certain term notes, as defined in the Loan Agreement (the "Term Notes").

         Bank and Borrowers desire to amend the Loan Agreement to increase the Line of Credit and to make certain modifications thereto upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


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                                   AGREEMENT

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

         2. Restated Note. Concurrently with the execution and delivery of this Agreement, Borrowers shall execute and deliver to Bank a restated note (the "Restated Note"), evidencing the Line of Credit in the principal amount of $10,000,000.00 in the form of Exhibit A attached hereto. Upon receipt by Bank of the Restated Note, the original Revolving Note shall be cancelled and returned to the Borrower; the Line of Credit and all accrued and unpaid interest on the original Revolving Note shall thereafter be evidenced by the Restated Note; and all references to the "Revolving Note" evidencing the Line of Credit in any documents relating thereto shall thereafter be deemed to refer to the Restated Note. Without duplication, the Restated Note shall in no way extinguish the Borrower's unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the original Revolving Note.

         3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

              (a) Section 1.1 of the Loan Agreement is hereby amended by changing all references to "$6,000,000" therein to "$10,000,000", to the end that the Revolving Credit Commitment is hereby increased to $10,000,000.

              (b) Section 1.3 of the Loan Agreement is hereby amended to increase the maximum aggregate face amount of all outstanding Letters of Credit from $1,000,000 to $2,000,000, and the reference in Section 1.3 to "$1,000,000"
is hereby changed to "$2,000,000".

         4. Loan Documents. Except where the context clearly requires otherwise, all references to the Revolving Note or the Loan Agreement in the Loan Agreement, the Restated Note, the Term Notes or any other document delivered to Bank in connection therewith shall be to the Restated Note or the Loan Agreement, as the case may be, as amended by this Agreement.


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         5. Borrowers' Ratification. Borrowers agree that they have no defenses or set-offs against the Bank, its officers, directors, employees, agents or attorneys with respect to the Revolving Note, the Term Notes or the Loan Agreement, all of which are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrowers hereby ratify and confirm their obligations under the Restated Note, the Term Notes and the Loan Agreement and agree that the execution and the delivery of this Agreement does not in any way diminish or invalidate any of their obligations thereunder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWERS HEREBY RATIFY AND CONFIRM THE WARRANT OF ATTORNEY GIVEN IN THE RESTATED NOTE AND THE TERM NOTES.

         6. Representations and Warranties. Borrowers hereby certify that:

              (a) except as otherwise previously disclosed to Bank, the representations and warranties made in the Loan Agreement are true and correct as of the date hereof.

              (b) no Event of Default under the Loan Agreement and no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof; and

              (c) this Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with their terms.

         All of the above representations and warranties shall survive the making of this Agreement.

         7. Conditions to Effectiveness of Agreement. Bank's willingness to agree to the increase in the Line of Credit and the modifications contained herein are subject to the prior satisfaction of the following conditions:

              (a) Borrowers shall execute and deliver to Bank this Agreement and the Restated Note; and


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              (b) Borrowers shall deliver to Bank certified resolutions
authorizing the execution and delivery of this Agreement and the Restated Note.

         8. No Waiver. This Agreement does not and shall not be deemed to constitute a waiver by Bank of any Event of Default under the Restated Note, the Term Notes or Loan Agreement, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Bank to agree to any further modifications of the terms of the Loan Agreement or constitute a waiver of any of Bank's other rights or remedies.

         9. Miscellaneous.

              (a) All terms, conditions, provisions and covenants in the Term Notes, the Loan Agreement and all other documents delivered to Bank in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in the Loan Agreement, the Term Notes or any other document executed in connection therewith, the terms and provisions hereof shall control.

              (b) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

              (c) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   BORROWERS

[CORPORATE SEAL]                   RIGHT MANAGEMENT CONSULTANTS, INC.
                                   RIGHT ASSOCIATES, LIMITED
                                   THE THinc CONSULTING GROUP
                                     INTERNATIONAL (U.K.), LTD.
                                   RIGHT ASSOCIATES (FRANCE) SNC
                                   RIGHT HUMAN RESOURCES, INC.
                                   RIGHT ASSOCIATES, INC.
                                   RIGHT ASSOCIATES GOVERNMENT
                                     SERVICES, INC.
                                   RIGHT ASSOCIATES & CO.
                                   RIGHT ACQUISITION CO.
                                   RIGHT ASSOCIATES (BELGIUM) INC.
                                   RIGHT ASSOCIATES (FRANCE) INC.
                                   LIEBAUT, MAUBRAS & PRIEUR S.A.


Attest: /s/ Mark Turgyan   By:  /s/ G. Lee Bohs
        ----------------        -----------------
Title: Financial Analyst   Title: CFO:Treasurer


                                   BANK

                                   PNC BANK, NATIONAL ASSOCIATION



                                   By: /s/ Kevin Wheatley
                                       --------------------------------
                                   Title: Assistant Vice President

                                   EXHIBIT A

                         RESTATED REVOLVING CREDIT NOTE


$10,000,000                      Philadelphia, Pennsylvania
                                 Originally Issued:  July 16, 1991
                                 Restated:  September 30, 1992
                                 Restated:  June 30, 1994
                                 Restated:  August 31, 1995


         For value received and intending to be legally bound, RIGHT MANAGEMENT CONSULTANTS, INC., RIGHT ASSOCIATES, LIMITED, THE THinc CONSULTING GROUP INTERNATIONAL (U.K.), LTD., RIGHT ASSOCIATES (FRANCE) SNC, RIGHT HUMAN RESOURCES, INC., RIGHT ASSOCIATES, INC., RIGHT ASSOCIATES GOVERNMENT SERVICES, INC., RIGHT ASSOCIATES & CO., RIGHT ACQUISITION CO., RIGHT ASSOCIATES (BELGIUM) INC., LIEBAUT, MAUBRAS & PRIEUR S.A., and RIGHT ASSOCIATES (FRANCE) INC. ("Borrower") hereby jointly and severally promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION ("Bank") on the Termination Date (as defined in the Amended and Restated Revolving Credit and Term Loan Agreement between Borrower and Bank dated as of June 30, 1994, as amended (the "Loan Agreement")) the principal sum of Ten Million Dollars ($10,000,000) or the aggregate unpaid principal amount of all Domestic Loans and Alternate Currency Loans, as defined in the Loan Agreement, made by Bank to Borrower, or such lesser amount as may be advanced to or for the benefit of Borrower pursuant to Section 1.1 of the Loan Agreement and shown on and evidenced by the books and records of Bank (after accounting for all disbursements hereunder and repayments hereon), whichever is less, and to pay interest from the date hereof on the unpaid principal amount of each Loan made thereunder monthly in arrears, commencing on August 31, 1995, and on the last day of each month thereafter and at maturity, at either (i) for advances in U.S. dollars only, the overnight rate per annum as shall be quoted by Bank each day (but which rate shall in no event exceed one-quarter of one percent (1/4%) below the prime rate in effect at Bank from time to time), or
(ii) a rate per annum as shall be quoted by Bank and accepted by Borrower for such Loan in the applicable currency upon Borrower's request for a Loan for a period of 30, 60 or 90 days. For the purposes of this Note, the

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term "prime  rate" shall mean the rate of interest  which from time to time is publicly announced by Bank to be its prime rate of interest. The term "prime rate" is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower. A change in the prime rate shall be effective on the same day as Bank announces a change in its prime rate.

         All interest shall be calculated on the basis of the actual number of days that principal is outstanding over a year of 360 days. All payments of principal and interest shall be made prior to 1:00 P.M., local time in lawful money of the United States in immediately available funds at the office of Bank, 100 South Broad Street, Philadelphia, Pennsylvania 19110, or at such other location designated by Bank. In the event that an advance is made by the Bank in an Alternate Currency, the Borrower shall pay interest and shall repay principal in such Alternate Currency. Borrower hereby authorizes and directs Bank to charge from time to time against Borrower's demand deposit account with Bank, and to the extent that sufficient funds are not on deposit with Bank to pay interest hereon, at Bank's option to advance funds hereunder in an amount equal to, any amount so due.

         This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, as the same may be amended from time to time, which, among other things, contains provisions for acceleration of the maturity hereof and for a higher rate of interest hereunder upon the happening of an Event of Default (as defined therein), and for prepayments on account of principal hereof prior to the maturity thereof upon the terms and conditions therein specified. All of the terms and provisions of the Loan Agreement are incorporated herein by reference.

         This Note amends and restates, and is in substitution for, a Note in the principal amount of $6,000,000 payable to Bank dated July 16, 1991 and restated September 30, 1992 and June 30, 1994 (the "Original Note"). However, without duplication, this Restated Note shall in no way extinguish Borrower's unconditional obligation to repay all indebtedness evidenced by the Original Note.

         BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OF AMERICA OR ELSEWHERE, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF ANY HOLDER, AS OF ANY TERM, PRESENT OR FUTURE, FOR THE THEN UNPAID BALANCE OF THE PRINCIPAL DEBT, ADDITIONAL LOANS OR ADVANCES AND ALL OTHER SUMS PAID BY THE HOLDER HEREOF TO OR ON BEHALF OF BORROWER PURSUANT TO THE TERMS OF THIS NOTE OR THE LOAN AGREEMENT, TOGETHER WITH UNPAID INTEREST THEREON, COSTS OF SUIT AND AN ATTORNEY'S COMMISSION FOR COLLECTION OF FIVE PERCENT (5%) OF THE TOTAL OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN FIVE THOUSAND DOLLARS ($5,000.00), ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE FORTHWITH; AND FOR SO DOING, THIS NOTE OR A COPY HEREOF, VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THE SAID JUDGMENT, FROM AND AFTER ENTRY THEREOF, SHALL BEAR INTEREST AT THE RATE SET FORTH IN THIS NOTE, OR IF LOWER, AT THE HIGHEST RATE OF INTEREST A JUDGMENT MAY BEAR UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. BORROWER KNOWINGLY WAIVES ITS RIGHTS TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT UPON ENTRY SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY IN WHICH SUCH JUDGMENT IS EXECUTED.

         BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

[CORPORATE SEAL]                    RIGHT MANAGEMENT CONSULTANTS, INC.
                                    RIGHT ASSOCIATES, LIMITED
                                    THE THinc CONSULTING GROUP
                                      INTERNATIONAL (U.K.), LTD.
                                    RIGHT ASSOCIATES (FRANCE) SNC
                                    RIGHT HUMAN RESOURCES, INC.
                                    RIGHT ASSOCIATES, INC.
                                    RIGHT ASSOCIATES GOVERNMENT
                                      SERVICES, INC.
                                    RIGHT ASSOCIATES & CO.
                                    RIGHT ACQUISITION CO.
                                    RIGHT ASSOCIATES (BELGIUM) INC.
                                    RIGHT ASSOCIATES (FRANCE) INC.
                                    LIEBAUT, MAUBRAS & PRIEUR S.A.

Attest:/s/ Mark Turgyan    By: /s/ G. Lee Bohs
       ----------------        -----------------
Title: Financial Analyst   Title: CFO:Treasurer